UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Executive Employment Agreement

On November 5, 2019, Liquidity Services, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Mr. John Daunt, the Company’s Executive Vice President and Chief Commercial Officer. The Agreement provides that Mr. Daunt’s employment will continue for a one year period from the effective date, which such period will automatically renew for successive one year terms until terminated by either party pursuant to the terms of the Agreement. The Agreement provides for an initial annual base salary of $300,000, which was approved by the Compensation Committee and which may be increased but not decreased without Mr. Daunt’s consent. The Agreement also provides for an annual incentive bonus with a target of 60% of Mr. Daunt’s base salary based upon the achievement of certain targets, deliverables or goals as set by our Chairman and Chief Executive Officer and the Compensation Committee. In addition, Mr. Daunt is eligible to receive an annual equity award as determined by the Compensation Committee.

If Mr. Daunt’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Daunt’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The Agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death, or is terminated by Mr. Daunt for good reason, Mr. Daunt will receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the Agreement and (2) a lump-sum severance package equal to nine months of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: November 12, 2019	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary

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